Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

February 13, 2018

Board of Directors of Antero Resources Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Ladies and Gentlemen:

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration Statements on Form S-3 (File Nos. 333-195879, 333-202506, and 333-211935) and the Registration Statement on Form S-8 (File No. 333-191693) of Antero Resources Corporation (the “Company”) of information taken from our third-party letter report dated January 10, 2018, with respect to the Company’s estimated proved reserves as of December 31, 2017.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716